Exhibit 99.1

QuinStreet Reports Fiscal Fourth Quarter and FY2025 Results

•
FYQ4 Revenue up 32% YoY to $262 million, with strong margin growth
•
FYQ4 Auto Insurance revenue up 62% YoY; Home Services revenue up 21%
•
FY25 Revenue grew 78% to $1.1 billion
•
FY25 Net Income grew to $4.7 million, from Net Loss of $31.3 million in FY24
•
FY25 Adj. EBITDA grew 299% to $81.3 million, from $20.4 million in FY24
•
Margins expected to continue to expand in FY26
•
Strong cash flows and balance sheet, cash over $100 million, no bank debt

FOSTER CITY, CA – August 7, 2025 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal fourth quarter and fiscal year ended June 30, 2025.

For the fiscal fourth quarter, the Company reported revenue of $262.1 million, up 32% year-over-year.

GAAP net income for the fiscal fourth quarter was $3.2 million, or $0.06 per diluted share. Adjusted net income for the fiscal fourth quarter was $14.7 million, or $0.25 per diluted share.

Adjusted EBITDA for the fiscal fourth quarter was $22.1 million, up 101% year-over-year.

For full fiscal year 2025, the Company reported revenue of $1.1 billion, up 78% year-over-year.

GAAP net income for fiscal year 2025 was $4.7 million, or $0.08 per share. Adjusted net income for fiscal year 2025 was $51.4 million or $0.88 per diluted share.

Adjusted EBITDA for fiscal year 2025 was $81.3 million, up 299% year-over.

For full fiscal year 2025, the Company generated $85.0 million in operating cash flow and closed the year with $101.1 million in cash and cash equivalents and no bank debt.

“We delivered strong revenue growth and margin expansion again in FYQ4, capping a fiscal year 2025 of excellent financial and operating progress,” commented Doug Valenti, CEO of QuinStreet. “Full year revenue grew 78%. Full year Adjusted EBITDA grew 299%. The results include ongoing investments and early contributions from important market and product initiatives that we expect to fuel further growth at scale and margin expansion into the future.”

“Renewed demand from Auto Insurance clients was a key component of fiscal 2025 success, even as carrier spending growth moderated in the second half of the fiscal year due, at least in part, to tariff uncertainties. Some clients have recently begun to re-accelerate spending, and we expect strong sequential Auto Insurance revenue growth in FYQ1.”

"Looking further ahead, we believe that there is significant pent-up demand in Auto Insurance. Client spend is still generally guarded versus potential due to remaining tariff uncertainties. We are going to continue to invest aggressively to be positioned to prosper from that growing demand as it comes, just as we have done so successfully over past cycles.”

“Turning to our outlook, we expect revenue in fiscal Q1 to be about $280 million and Adjusted EBITDA to be about $20 million. Our initial view of full fiscal year 2026 is that revenue will grow about 10%, and Adjusted EBITDA will grow about 20%, as we work to further expand margins.”

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1170966. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income (loss) less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, restructuring costs, and impairment of investment, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2025, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$101,078	$50,488
Accounts receivable, net	135,804	111,786
Prepaid expenses and other assets	8,644	6,813
Total current assets	245,526	169,087
Property and equipment, net	16,818	19,858
Operating lease right-of-use assets	9,620	10,440
Goodwill	125,056	125,056
Intangible assets, net	28,475	38,008
Other assets, noncurrent	5,612	6,097
Total assets	$431,107	$368,546
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$62,247	$48,204
Accrued liabilities	87,225	68,822
Other liabilities	13,572	9,372
Total current liabilities	163,044	126,398
Operating lease liabilities, noncurrent	7,382	7,879
Other liabilities, noncurrent	16,637	17,444
Total liabilities	187,063	151,721
Stockholders' equity:
Common stock	58	55
Additional paid-in capital	369,958	347,449
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(125,704)	(130,411)
Total stockholders' equity	244,044	216,825
Total liabilities and stockholders' equity	$431,107	$368,546

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenue	$262,054	$198,321	$1,093,711	$613,514
Cost of revenue (1)	234,204	180,888	982,840	567,268
Gross profit	27,850	17,433	110,871	46,246
Operating expenses: (1)
Product development	7,692	7,588	33,872	30,045
Sales and marketing	3,922	3,531	18,289	13,607
General and administrative	12,360	7,753	52,517	30,659
Operating income (loss)	3,876	(1,439)	6,193	(28,065)
Interest income	3	27	23	408
Interest expense	(84)	(165)	(400)	(680)
Other (expense) income, net	(46)	(98)	(183)	(2,059)
Income (loss) before income taxes	3,749	(1,675)	5,633	(30,396)
(Provision for) benefit from income taxes	(543)	(489)	(926)	(935)
Net income (loss)	$3,206	$(2,164)	$4,707	$(31,331)

Net income (loss) per share:
Basic	$0.06	$(0.04)	$0.08	$(0.57)
Diluted	$0.06	$(0.04)	$0.08	$(0.57)

Weighted-average shares of common stock used in computing net income (loss) per share:
Basic	57,066	55,380	56,477	54,917
Diluted	58,240	55,380	58,300	54,917

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,764	$1,925	$11,658	$8,409
Product development	1,062	748	4,386	3,147
Sales and marketing	1,008	811	4,408	2,968
General and administrative	2,400	2,140	11,314	9,177

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$3,206	$(2,164)	$4,707	$(31,331)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,858	6,681	24,506	23,957
Stock-based compensation	7,234	5,624	31,766	23,701
Impairment of investment in equity securities	—	—	—	2,000
Change in the fair value of contingent consideration	4,700	—	17,094	—
Provision for sales returns and doubtful accounts receivable	486	188	2,179	896
Deferred income taxes	103	410	381	597
Non-cash lease expense (income)	12	46	47	(513)
Other adjustments, net	223	(1,027)	53	(1,131)
Changes in assets and liabilities:
Accounts receivable	951	(12,335)	(26,197)	(44,934)
Prepaid expenses and other assets	685	659	(1,830)	2,966
Accounts payable	6,073	8,183	13,774	10,480
Accrued liabilities	366	10,289	18,500	25,351
Net cash provided by operating activities	29,897	16,554	84,980	12,039
Cash Flows from Investing Activities
Internal software development costs	(2,507)	(2,474)	(9,371)	(11,377)
Capital expenditures	(548)	(1,174)	(2,071)	(5,348)
Acquisitions, net of cash acquired	—	—	—	(4,510)
Other investing activities	(1)	—	(1)	(1,500)
Net cash used in investing activities	(3,056)	(3,648)	(11,443)	(22,735)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	33	196	3,956	3,491
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,901)	(1,768)	(13,224)	(6,688)
Post-closing payments and contingent consideration related to acquisitions	(5,743)	(453)	(13,728)	(7,026)
Repurchase of common stock	—	—	—	(2,288)
Net cash used in financing activities	(7,611)	(2,025)	(22,996)	(12,511)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	33	5	50	18
Net increase (decrease) in cash, cash equivalents and restricted cash	19,263	10,886	50,591	(23,189)
Cash, cash equivalents and restricted cash at beginning of period	81,831	39,617	50,503	73,692
Cash, cash equivalents and restricted cash at end of period	$101,094	$50,503	$101,094	$50,503
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$101,078	$50,488	$101,078	$50,488
Restricted cash included in other assets, noncurrent	16	15	16	15
Total cash, cash equivalents and restricted cash	$101,094	$50,503	$101,094	$50,503

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss)	$3,206	$(2,164)	$4,707	$(31,331)
Amortization of intangible assets	2,292	2,873	9,533	10,707
Stock-based compensation	7,234	5,624	31,766	23,701
Acquisition costs	8	64	124	94
Litigation settlement expense	290	—	847	—
Impairment of investment in equity securities	—	—	—	2,000
Restructuring costs	168	100	733	678
Contingent consideration adjustment	4,700	—	17,094	—
Tax impact after non-GAAP items	(3,222)	44	(13,364)	454
Adjusted net income	$14,676	$6,541	$51,440	$6,303

Adjusted diluted net income per share	$0.25	$0.11	$0.88	$0.11

Weighted average shares used in computing adjusted diluted net income per share	58,240	57,367	58,300	56,248

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss)	$3,206	$(2,164)	$4,707	$(31,331)
Interest and other expense, net	127	236	560	2,331
Benefit from income taxes	543	489	926	935
Depreciation and amortization	5,858	6,681	24,506	23,957
Stock-based compensation expense	7,234	5,624	31,766	23,701
Acquisition costs	8	64	124	94
Litigation settlement expense	290	—	847	—
Contingent consideration adjustment	4,700	—	17,094	—
Restructuring costs	168	100	733	678
Adjusted EBITDA	$22,134	$11,030	$81,263	$20,365

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$29,897	$16,554	$84,980	$12,039
Capital expenditures	(548)	(1,174)	(2,071)	(5,348)
Internal software development costs	(2,507)	(2,474)	(9,371)	(11,377)
Free cash flow	$26,842	$12,906	$73,538	$(4,686)
Changes in operating assets and liabilities	(8,075)	(5,747)	(4,247)	7,012
Normalized free cash flow	$18,767	$7,159	$69,291	$2,326

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenue:
Financial Services	$186,608	$136,870	$817,157	$392,579
Home Services	71,696	59,309	261,794	211,944
Other Revenue	3,750	2,142	14,760	8,991
Total net revenue	$262,054	$198,321	$1,093,711	$613,514